EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Bank of America Corporation (the “Corporation”), and the undersigned Officers and Directors of the Corporation whose signatures appear below, hereby makes, constitutes and appoints Edward P. O’Keefe, Lauren A. Mogensen and Teresa M. Brenner, and each of them acting individually, its, his and/or her true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and/or her name and on its, his and/or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below: (a) an automatic shelf Registration Statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the Corporation’s unsecured senior and subordinated medium-term notes (the “Securities”), which Securities may be offered separately or together, as a single series or as separate series, in amounts, at prices and on terms as are to be determined at the time of sale, all as authorized by the Board of Directors on June 29, 2011, and all documents in support thereof or supplemental thereto and any and all amendments to the foregoing, including any and all post-effective amendments, including any post-effective amendments to add classes of securities or additional issuers as may be determined by or on behalf of the Board of Directors from time to time after the date hereof (collectively, the “Registration Statement”); and (b) all other registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the Securities covered by the Registration Statement under any and all securities laws, regulations and requirements as may be applicable; and each of the Corporation and the Officers and Directors hereby grants to each of the attorneys, full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of the Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Corporation and the Officers and Directors hereby ratifies and confirms all acts and things which the attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his, or her signature as the same may be signed by the attorneys or attorney, or any of them, to any or all of the following (and any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act and all such registration statements, petitions, applications, consents to service of process, and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

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IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

By:	/s/ BRIAN T. MOYNIHAN
Brian T. Moynihan Chief Executive Officer and President

Dated: June 29, 2011

Signature	Title	Date

/s/ BRIAN T. MOYNIHAN Brian T. Moynihan	Chief Executive Officer, President and Director (Principal Executive Officer)	June 29, 2011

/s/ BRUCE R. THOMPSON Bruce R. Thompson	Chief Financial Officer (Principal Financial Officer)	June 29, 2011

/s/ NEIL A. COTTY Neil A. Cotty	Chief Accounting Officer (Principal Accounting Officer)	June 29, 2011

/s/ MUKESH D. AMBANI Mukesh D. Ambani	Director	June 29, 2011

/s/ SUSAN S. BIES Susan S. Bies	Director	June 29, 2011

/s/ FRANK P. BRAMBLE, SR. Frank P. Bramble, Sr.	Director	June 29, 2011

/s/ VIRGIS W. COLBERT Virgis W. Colbert	Director	June 29, 2011

/s/ CHARLES K. GIFFORD Charles K. Gifford	Director	June 29, 2011

/s/ CHARLES O. HOLLIDAY, JR. Charles O. Holliday, Jr.	Chairman of the Board	June 29, 2011

/s/ D. PAUL JONES, JR. D. Paul Jones, Jr.	Director	June 29, 2011

/s/ MONICA C. LOZANO Monica C. Lozano	Director	June 29, 2011

/s/ THOMAS J. MAY Thomas J. May	Director	June 29, 2011

/s/ DONALD E. POWELL Donald E. Powell	Director	June 29, 2011

/s/ CHARLES O. ROSSOTTI Charles O. Rossotti	Director	June 29, 2011

/s/ ROBERT W. SCULLY Robert W. Scully	Director	June 29, 2011